UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006 (February 8, 2006)
DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 633-2900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 8, 2006, the board of directors (the “Board”) of DCP Midstream GP, LLC (the “Company”), the general partner of DCP Midstream GP, LP, the general partner of DCP Midstream Partners, LP (the “Partnership”), approved a compensation package for directors who are not officers or employees of affiliates of the Company (“Non-Employee Directors”). Members of the Board who are also officers or employees of affiliates of the Company do not receive additional compensation for serving on the Board. The Board approved the payment to each Non-Employee Director of an annual compensation package containing the following: (i) a $35,000 retainer; (ii) a Board meeting fee of $1,000 for each Board meeting attended; (iii) a telephonic Board meeting fee of $500 for each telephonic meeting attended; (iv) an initial grant of 2,000 phantom units, under the Partnership’s Long-Term Incentive Plan, that represent an approximate equivalent value of common units representing limited partnership interests in the Partnership; and (v) following the first year, an annual grant of 1,000 phantom units, under the Partnership’s Long-Term Incentive Plan, that represent an approximate equivalent value of common units representing limited partnership interests in the Partnership. The grant of phantom units will vest ratably over three years. In addition, the Chair of the Audit Committee of the Board will receive an annual retainer of $20,000 and the members of the Audit Committee will receive $1,500 for each Audit Committee meeting attended. The Chair of the Special Committee of the Board will likewise receive an annual retainer of $20,000 and the members of the Special Committee will receive $1,000 for each Special Committee meeting attended. Finally, the members of the Compensation Committee will receive $1,000 for each Compensation Committee meeting attended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards

Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary
February 14, 2006